UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On February 22, 2016, Spherix Incorporated issued the following press release:

FOR IMMEDIATE RELEASE

Spherix Announces Adjournment of Special Meeting

Special Meeting to Resume Friday, February 26

NEW YORK, NY, February 22, 2016 /PRNewswire/ Spherix Incorporated (NASDAQ: SPEX) an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that its Special Meeting of Stockholders scheduled for and convened on February 22, 2016, was adjourned.

The Special Meeting has been adjourned to 3:00 p.m. local time on Friday, February 26, 2016, at the offices of Nixon Peabody LLP, 437 Madison Avenue, 24th Floor, New York, NY 10022, to allow additional time for Spherix stockholders to vote on proposals to approve a reverse stock split and a reduction in the authorized number of Spherix’s shares of common stock, each as set forth in the Spherix’s proxy statement filed with the Securities and Exchange Commission (“SEC”). At the time the Special Meeting was adjourned, the proposal to authorize the adjournment of the Special Meeting was approved, the proposal to approve the reverse stock split had received the support of approximately 46.3% of all shares of Spherix stock entitled to vote at the meeting and the proposal to reduce the total number of shares of Spherix’s common stock had received the support of approximately 49.3% of all shares of Spherix stock entitled to vote at the meeting. The affirmative vote of over 50% of the issued and outstanding voting power of Spherix’s outstanding voting shares is required for the approval of the reverse stock split and share reduction proposals.

During the period of the adjournment, Spherix will continue to solicit proxies from its stockholders with respect to the proposals set forth in the proxy statement. Only stockholders of record on the record date of January 15, 2016 are entitled to and are being requested to vote. If a stockholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such stockholder.

No changes have been made in the proposals to be voted on by stockholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

Spherix encourages all stockholders that have not yet voted to vote their shares by 11:59 p.m., New York time, on Thursday, February 25. If you have not voted, or have mislaid your proxy materials or are uncertain if you have voted all the shares you are entitled to vote please see “How You Can Vote,” below. Every single vote counts.

How You Can Vote

While Spherix’s record holders have four methods of voting, Spherix does not believe that there is sufficient time for record holders to vote by mail at this time. Thus, Spherix encourages record holders to vote in one of the three following manners:

1)	Vote by Internet. Prior to the start of the Special Meeting, Record holders will be able to vote at www.proxyvote.com with their control number. Record holders will also be able to attend the Special Meeting online, vote their shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/SPEX.

2)	Vote by telephone. Vote by proxy by calling 1-800-690-6903. Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on Thursday, February 25, 2016.

3)	Vote in person. Attend and vote at the Special Meeting, which will be reconvened at 3:00 Eastern Time on February 26, 2016 at the offices of Nixon Peabody LLP, 437 Madison Avenue, 24th Floor, New York, NY 10022.

The Board of Spherix has recommended that you vote FOR the approval of each of the proposals before the stockholders at the Special Meeting.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the special meeting. Spherix has filed with the Securities and Exchange Commission and mailed to its stockholders a proxy statement in connection with the special meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the proxy statement and other documents filed by Spherix with the Securities and Exchange Commission at www.sec.gov. The proxy statement and these other documents may also be obtained upon request addressed to Spherix’s Corporate Secretary at Spherix Incorporated, 6430 Rockledge Drive, Suite 503, Bethesda, MD 20817.

About Spherix

Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Spherix has acquired over 100 patents from Rockstar Consortium Inc., and several hundred patents issued to Harris Corporation, covering a variety of methods and components involved in switching, routing, networking, optical and telecommunication sectors.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com